Exhibit 4.1

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

TO

JPMORGAN CHASE BANK, N.A.
(formerly known as THE CHASE MANHATTAN BANK),
(successor to Morgan Guaranty Trust Company of New York,
formerly Guaranty Trust Company of New York)
as Trustee under
The Cleveland Electric Illuminating Company’s Mortgage
and Deed of Trust, Dated July 1, 1940

Eighty-Ninth Supplemental Indenture

Dated as of November 1, 2008

First Mortgage Bonds, 8.875% Series due 2018

EIGHTY-NINTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2008, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), and JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as THE CHASE MANHATTAN BANK), successor by merger to The Chase Manhattan Bank (National Association), which in turn was successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York, (the “Trustee”), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

RECITALS

In order to secure First Mortgage Bonds of the Company (“Bonds”), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the “1940 Mortgage”) and eighty-eight Supplemental Indentures thereto; and

The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Eighty-ninth Supplemental Indenture, will be hereinafter collectively referred to as the “Indenture” and this Eighty-ninth Supplemental Indenture will be hereinafter referred to as “this Supplemental Indenture”; and

The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

Pursuant to the provisions of the Indenture, the Company has issued 141 series of Bonds in the aggregate principal amount of $7,718,555,376, of which 138 series in the aggregate principal amount of $7,262,562,000 are no longer outstanding; and

The Company has determined to create pursuant to the provisions of the Indenture one new series of Bonds designated as "First Mortgage Bonds, 8.875% Series due 2018" (the “Bonds of Series due 2018”) with the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect and the performance and observance of all the covenants and conditions contained in such Bonds and in the Indenture, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in said trust, and to its and their assigns, forever, all of the Company’s interests in the parcels of land described in Schedule A attached hereto and made a part hereof.

TOGETHER with all and singular the buildings, improvements, tenements, hereditaments and appurtenances belonging or in anywise appertaining, or hereafter to belong or appertain, to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever which the Company now has or may hereafter acquire in and to the same, at law as well as in equity, and every part and parcel thereof.

TO HAVE AND TO HOLD the same unto the Trustee and to its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove and in the Indenture recited, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing “liens upon rights-of-way for the transmission or distribution line purposes,” as defined in Article I of the Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, rights-of way and railroad purposes over, upon or across certain of the property hereinbefore described, and also any restrictions as to use imposed by law and to the lien of certain judgments against the Company not exceeding $75,000 in aggregate amount, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company now owns or may hereafter acquire any property subject to the lien of the Indenture and to undetermined lines and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued under the Indenture, without preference of any such Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise, howsoever, except as otherwise provided in Section 2 of Article IV of the Indenture.

ARTICLE I

CONFIRMATION OF 1940
MORTGAGE AND SUPPLEMENTAL INDENTURES

The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958, Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976, Article III of the Supplemental Indenture dated April 15, 1985 and Article II of the Supplemental Indenture dated as of June 30, 1999) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January 15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April 15, 1975, April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976, July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1, 1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28, 1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1, 1982, November 1, 1982, November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27, 1984, September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985, May 28, 1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15, 1986, May 14, 1986, May 15, 1986, February 25, 1987, October 15, 1987, February 24, 1988, September 15, 1988, May 15, 1989, June 13, 1989, October 15, 1989, January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992, July 31, 1992, January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993, September 15, 1994, May 1, 1995, May 2, 1995, June 1, 1995, July 15, 1995, August 1, 1995, June 15, 1997, August 1, 1997, October 15, 1997, June 1, 1998 and October 1, 1998, October 1, 1998, April 1, 1999, June 30, 1999, January 15, 2000, May 15, 2002, October 1, 2002, September 1, 2004, October 1, 2004, April 1, 2005 and July 1, 2005, respectively, are hereby in all respects confirmed.

ARTICLE II

CREATION, PROVISIONS, REDEMPTION,
PRINCIPAL AMOUNT AND FORM OF BONDS OF SERIES DUE 2018

Section 2.01  The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as “First Mortgage Bonds, 8.875% Series due 2018” of the Company and hereinabove and hereinafter called the “Bonds of Series due 2018.”  The Bonds of Series due 2018 shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

Section 2.02  The Bonds of Series due 2018 shall be issued as fully registered Bonds only, without coupons, in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03

(a)           The Bonds of Series due 2018 shall be dated the date of authentication, shall mature on November 15, 2018, and shall bear interest from the time hereinafter provided at the rate of 8.875% per annum payable on May 15 and November 15 in each year beginning on May 15, 2009 (each such date hereinafter called an “interest payment date”) on and until maturity, or, in the case of any such Bonds of Series due 2018 duly called for redemption, on and until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds of Series due 2018, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.  If the maturity date or any redemption date should fall on a day that is not a Business Day, the principal due on such date shall be paid on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

(b)           The Bonds of Series due 2018 shall be payable as to principal (and premium, if any) and interest at the agency of the Company in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio, or the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of (and premium, if any), and interest on the Bonds of Series due 2018 so long as such Bonds are held by a Depository (as hereinafter defined) in the form of one or more Global Bonds (as hereinafter defined).

(c)           Except as hereinafter provided, each Bond of Series due 2018 shall bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, then from the date of initial authentication of such Bonds of Series due 2018, until the principal of such Bonds of Series due 2018 is paid or duly provided for.  Interest on the Bonds of Series due 2018 shall be computed on the basis of twelve 30-day months and a 360-day year and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.

(d)           The interest payable on any interest payment date shall be paid to the respective persons in whose name the Bonds of Series due 2018 shall be registered at the close of business on the Record Date (as hereinafter defined) with respect to such interest payment date, notwithstanding the cancellation of any such Bonds of Series due 2018 upon any transfer or exchange thereof subsequent to such Record Date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the respective persons in whose names such outstanding Bonds of Series due 2018 are registered at the close of business on a date (the “Subsequent Record Date”) not less than ten (10) days nor more than fifteen (15) days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Bonds of Series due 2018 not less than ten (10) days next preceding such Subsequent Record Date. Notwithstanding the foregoing, interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable.  If any interest payment date should fall on a day that is not a Business Day (as hereinafter defined), then the interest payment shall be made on the next succeeding Business

Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

(e)           The term “Record Date” shall mean, with respect to each interest payment date (other than an interest payment date that is the maturity date or redemption date) of any Bond of Series due 2018, the close of business on the fifteenth (15th) calendar day next preceding the respective interest payment date (whether or not a Business Day); provided, however, that so long as the Bonds of Series due 2018 are held by a Depository (as defined below) in the form of one or more Global Bonds, the Record Date with respect to each interest payment date (other than an interest payment date that is the maturity date or redemption date) will be the close of business on the Business Day before the applicable interest payment date.

(f)           The term “Business Day” shall mean, any day, other than a Saturday or Sunday, which is not a day on which the corporate trust office of the Trustee or banking institutions or trust companies in New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

Section 2.04

(a)           In the manner and subject to the limitations provided in the Indenture and herein, Bonds of Series due 2018 may be transferred or may be exchanged for a like aggregate principal amount of Bonds of Series due 2018 of other authorized denominations, in either case without charge, except for any tax or taxes or other governmental charges incidental to such transfer or exchange, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio or the City of Cleveland, State of Ohio.

(b)           In the event less than all of the Bonds of Series due 2018 at the time outstanding are called for redemption, the Company shall not be required (a) to register any transfer or make any exchange of any such Bonds of Series due 2018 for a period of fifteen (15) days next preceding the mailing of the notice of redemption of any such Bonds of Series due 2018, (b) to register any transfer or make any exchange of any such Bonds of Series due 2018 so called for redemption in its entirety or (c) to register any transfer or make any exchange of any portion of any such Bonds of Series due 2018 which has been called for redemption.

(c)           Except as otherwise provided in Section 2.03 of this Article II with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name a Bond of this Series due 2018 is registered as the absolute owner thereof for the purpose of receiving any payment and for all other purposes.

Section 2.05  The Bonds of Series due 2018 shall be redeemable as provided in this Article II and the form of Bond of Series due 2018, subject to the provisions contained in Article V of the Indenture.

Section 2.06

(a)           The Bonds of Series 2018 are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, at a redemption price (the “redemption price”) equal to the greater of (1) 100% of the principal amount of the Bonds of Series 2018 to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date. The Bonds of Series due 2018 shall not otherwise be subject to redemption by the Company prior to maturity.

(b)           For purposes of this Section 2.06 and the form of Bond of Series due 2018, the following terms shall have the meanings set forth below:

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Bonds of Series due 2018 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds.

“Comparable Treasury Price” shall mean with respect to any redemption date: (1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Company, as selected by the Company, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” shall mean (1) each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” shall mean, with respect to the Bonds of Series due 2018 to be redeemed, the remaining scheduled payments of principal and interest on the Bonds of Series due 2018 that would be due after the related redemption date but for such redemption.  If such redemption date is not an interest payment date with respect to such Bonds of Series due 2018, the amount of the next succeeding scheduled interest payment on those Bonds of Series due 2018 will be reduced by the amount of interest accrued on such Bonds of Series due 2018 to such redemption date.

“Treasury Rate” shall mean, with respect to any redemption date,

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)", or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

Section 2.07  Subject to the applicable provisions of the Indenture and the form of Bonds of Series due 2018 hereinafter set forth, written notice of redemption of Bonds of Series due 2018 pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Bonds of Series due 2018 to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds of Series due 2018.  Any notice of redemption shall be mailed at least thirty (30) days and not more than sixty (60) days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of Series due 2018 to be redeemed and such consent is filed with the Trustee.  Notwithstanding Article V, Section 1 of the Indenture, such notice of redemption need not specify the premium payable in connection with such redemption but only the manner of calculation thereof.  The Company shall notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for calculating the redemption price.  In the event of partial redemption of Bonds of Series due 2018, the Trustee shall select, not more than 60 days prior to the redemption date, the particular portions thereof for redemption from the outstanding Bonds of Series due 2018 to be redeemed, subject to the provisions of this Supplemental Indenture, in such manner as the Trustee shall deem appropriate and fair.  Any notice of redemption of the Bonds of Series due 2018 may be conditional on the

Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.

Section 2.08  Any Bonds of Series due 2018 at any time purchased or otherwise acquired by the Company shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.

Section 2.09  All Bonds of Series due 2018 redeemed as provided in Sections 2.05, 2.06 and 2.07 shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a Bond of Series due 2018 shall be redeemed as provided in said Sections 2.05, 2.06 and 2.07, upon surrender of such Bond to the Trustee for cancellation as aforesaid, the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver to the registered owner Bonds of Series due 2018 in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond of Series due 2018.

Section 2.10

(a)           Bonds of Series due 2018 shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the global bonds legend set forth on the form of Bonds of Series due 2018 (each, a “Global Bond”), deposited with, or on behalf of, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee and duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Each such Global Bond shall be deposited with the Trustee as custodian for the Depository.

(b)           Members of, or participants in, the Depository (“Agent Members") shall have no rights under this Supplemental Indenture or the Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the custodian for the Depository or under such Global Bond, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Bond for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

(c)           Except as provided in this Section 2.10, owners of beneficial interests in Global Bonds will not be entitled to receive physical delivery of Bonds of Series due 2018.

(d)           Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)           A Global Bond may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

(f)           Subject to the procedures of the Depository, a Global Bond shall be exchangeable for Bonds of Series due 2018 registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Bond and no successor Depository shall have been appointed by the Company, or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depository is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Bond shall be so exchangeable, or (iii) there shall have occurred an event of default with respect to the Bonds of Series due 2018.  Any Global Bond that is exchangeable pursuant to the preceding sentence shall be exchangeable for Bonds of Series due 2018 registered in such names as the Depository shall direct.

Section 2.11  The aggregate principal amount of Bonds of Series due 2018 which may be authenticated and delivered hereunder shall not exceed $300,000,000, except as otherwise provided in the Indenture.

Section 2.12  The form of the fully registered Bonds of Series due 2018, and of the Trustee’s certificate of authentication thereon, shall be substantially as follows:

[FORM OF FULLY REGISTERED BONDS OF SERIES 2018]

[GLOBAL BONDS LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CLEVELAND ELECTRIC ILLUMINATING COMPANY ("COMPANY") OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
Incorporated under the laws of the State of Ohio

First Mortgage Bond, 8.875% Series due 2018

No.____                                                                                                                                                                                                                                                                               $___________

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company,” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the sum of _____________________________________________ Dollars ($________________) or the aggregate unpaid principal amount hereof, whichever is less, on November 15, 2018, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate specified in the title hereof, such interest to be payable on May 15 and November 15 in each year beginning on May 15, 2009 (each such date herein called an “interest payment date”), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in said Indenture.  Interest on this Bond shall be computed on the basis of twelve 30-day months and a 360-day year and for any period shorter than a full month on the basis of the actual number of days elapsed in such period.  Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for. Subject to certain exceptions provided in said Indenture, the interest payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Supplemental Indenture (hereinafter defined).

Principal of (and premium, if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio or City of Cleveland, State of Ohio; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of (and premium, if any), and interest on the Bonds of this Series so long as such Bonds are held by a Depository (as defined in the Supplemental Indenture) in the form of one or more Global Bonds (as defined in the Supplemental Indenture).

This Bond is one of the duly authorized Bonds of the Company (herein called the “Bonds”), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York

(subsequently Morgan Guaranty Trust Company of New York and then The Chase Manhattan Bank (National Association)), now succeeded by JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee”), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the “Indenture”) to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, 8.875% Series due 2018 (herein called the “Bonds of this Series”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $300,000,000, issued under and secured by the Indenture and described in the Eighty-ninth Supplemental Indenture dated as of November 1, 2008, between the Company and the Trustee (herein called the “Supplemental Indenture”).

The Bonds of this Series are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, as provided in Article II of the Supplemental Indenture, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of this Series to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Supplemental Indenture) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date.

Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption shall be mailed at least thirty (30) days and not more than sixty (60) days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of this Series to be redeemed and such consent is filed with the Trustee.  In the event of a partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of the Supplemental Indenture, in such manner as the Trustee shall deem appropriate and fair.  Any notice of redemption of the Bonds of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.

In the Forty-Third Supplemental Indenture, dated April 15, 1985, between the Company and the Trustee, the Company has modified, in certain respects, the redemption provisions in the Indenture effective only with respect to the Bonds of all series established or created in said Forty-Third Supplemental Indenture and all supplemental indentures dated after May 28, 1985.

In the Eighty-First Supplemental Indenture, dated June 30, 1999, between the Company and the Trustee, the Company has modified the Indenture to except and exclude nuclear fuel (to the extent, if any, not otherwise excepted and excluded) from the lien and operation thereof as authorized by the requisite consent of holders of Bonds in accordance with the Nineteenth Supplemental Indenture, dated November 23, 1976, between the Company and the Trustee.

In the Supplemental Indenture, the Company has modified the net earnings certificate provisions in the Indenture, effective only from and after the time when none of the Bonds of any series established or created prior to the execution of the Supplemental Indenture shall remain outstanding, so that net earnings for interest and property retirement appropriations may be calculated based on any twelve (12) calendar months during the period of eighteen (18) calendar months, rather than twelve (12) calendar months during the period of fifteen (15) calendar months, immediately preceding the first day of the month in which (i) an application for authentication and delivery of additional Bonds is made, (ii) the first acquisition of property subject to a lien or liens which will on acquisition be an unfunded prior lien or prior liens occurs, (iii) additional prior lien bonds are to be issued, and (iv) a consolidation of the Company with, or the merger of the Company into, any other corporation, or sale by the Company of its property as an entirety or substantially as an entirety is to be made.  In the Supplemental Indenture, the Company has also modified, effective immediately, the provisions relating to the Trustee in the Indenture by deleting the requirement that the Trustee, or successor thereto, have a principal office in the Borough of Manhattan, in the City of New York, New York and by substituting therefor the requirement that the Trustee have its principal office in the United States.

To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or premium if any, or interest on this Bond or change the voting percentage described above to less than 60% with respect to any Bonds outstanding when such modification becomes effective.

If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

The term “Record Date” shall mean, with respect to any interest payment date (other than an interest payment date that is a maturity date or redemption date) of any Bond of this Series, the close of business on the fifteenth (15th) calendar day next preceding the respective interest payment date (whether or not a Business Day, as defined in the Supplemental Indenture); provided, however, that so long as the Bonds of this Series are held by a Depository in the form of one or more Global Bonds, the Record Date with respect to each interest payment date (other than an interest payment date that is the maturity date or redemption date) will be the close of business on the Business Day before the applicable interest payment date.

Subject to the limitations provided in the Indenture and the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York, the City of Akron, State of Ohio, or City of Cleveland, State of Ohio upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered Bond or Bonds of this Series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor, and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Bonds of this Series of other authorized denominations but of the same aggregate principal amount; all without charge, except for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture and the Supplemental Indenture. In the event less than all of the Bonds of this Series at the time outstanding are called for redemption, the Company shall not be required (a) to register any transfer or make any exchange of any such Bond of this Series for a period of fifteen (15) days next preceding the mailing of the notice of redemption of any such Bonds of this Series, (b) to register any transfer or make any exchange of any such Bond of this Series so called for redemption in its entirety or (c) to register any transfer or make any exchange of any portion of any such Bond of this Series which has been called for redemption.  Except as otherwise provided herein or in the Supplemental Indenture with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary.

Dated:
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
By:
Name: Randy Scilla
Title: Assistant Treasurer

ATTEST:
Name:
Title:

[affix corporate seal]

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

JPMORGAN CHASE BANK, N.A. as Trustee

By:
Authorized Officer

[END OF FORM OF FULLY REGISTERED BOND OF SERIES DUE 2018]

ARTICLE III

THE TRUSTEE

Section 3.01  The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article III.

Section 3.02  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.  In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.

Section 3.03  For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon the written demand from, or certificate of, any agency duly appointed by resolution of the Board of Directors of the Company or any officer’s certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article XIII of the Indenture and (b) a written demand from, or certificate of, an agency of the Company shall mean a written demand or certificate executed by the president, any vice president or any trust officer of, or any other person authorized to act for, such agency, as such.

Section 3.04  The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Bonds of Series due 2018, to execute and deliver to the Trustee an instrument in which such agency shall:

(a)  Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require;

(b)  Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible; and

(c)  Agree to indemnify the Trustee, in a manner satisfactory to the Trustee, against any loss, liability or expense incurred by, and defend any claim asserted against, the Trustee by reason of any acts or failures to act as such agency, except for any liability resulting from any action taken by it at the specific direction of the Trustee;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

ARTICLE IV

MODIFICATION OF INDENTURE

Section 4.01  The first sentence of  Section 5 of Article XIII of the Indenture is hereby amended to read as follows: “If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having its principal office in the United States and having a combined capital and surplus of not less than $5,000,000 which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor’s acceptance of such appointment.”

Section 4.02  The second sentence of the second paragraph of Section 6 of Article XIII of the Indenture is hereby amended to read as follows: “Every such successor Trustee so appointed by the Bondholders, by a court of competent jurisdiction or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State thereof and have its principal office in the United States, and having a combined capital and surplus of not less than $5,000,000, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by a Federal or State authority.”

Section 4.03  Effective from and after the time when none of the Bonds of any series established or created prior to the execution of this Supplemental Indenture shall remain outstanding, the first clause of Section 4(b)(1) of Article III of the Indenture as in effect prior to the date hereof shall be and hereby is amended and modified to read in its entirety as follows: “The net earnings of the Company available for interest and property retirement appropriations for any twelve consecutive calendar months during the period of eighteen calendar months immediately preceding the first day of the month in which the application for authentication and delivery of additional Bonds is made, have been in the aggregate equal to not less than twice the amount of the annual interest charges on,”

Section 4.04      Effective from and after the time when none of the Bonds of any series established or created prior to the execution of this Supplemental Indenture shall remain outstanding, Section 14(b) of Article IV of the Indenture as in effect prior to the date hereof shall be and hereby is amended and modified to read in its entirety as follows: “unless the net earnings of such property available for interest and property retirement appropriations (determined as provided in Article I), for any twelve consecutive calendar months during the period of eighteen calendar months immediately preceding the first day of the month in which the first acquisition of property subject to such lien or liens occurs, shall have been in the aggregate equal to at least twice the amount of the annual interest charges on all outstanding indebtedness secured by such liens.”

Section 4.05     Effective from and after the time when none of the Bonds of any series established or created prior to the execution of this Supplemental Indenture shall remain outstanding, Section 16(b) of Article IV of the Indenture as in effect prior to the date hereof shall be and hereby is amended and modified to read in its entirety as follows: “unless the net earnings of the Company available for interest and property retirement appropriations (determined as provided in Article I), for any twelve consecutive calendar months during the period of eighteen calendar months immediately preceding the first day of the month in which the additional prior lien bonds are to be issued, have been, in the aggregate, equal to not less than the greater of twice the amount of the annual interest charges on the indebtedness specified in subparagraphs (i), (ii) and (iii) of Subdivision (b)(1) of Section 4 of Article III; provided that, if such application is upon the basis of payment at maturity of prior lien bonds theretofore sold or otherwise disposed of or the redemption or purchase thereof after a date two years prior to the date of their maturity, the provisions of this Subdivision (b) shall apply only to the extent set forth in Subdivision (cc) of this Section 16.”

Section 4.06      Effective from and after the time when none of the Bonds of any series established or created prior to the execution of this Supplemental Indenture shall remain outstanding, Section 1(b)(2) of Article XII of the Indenture as in effect prior to the date hereof shall be and hereby is amended and modified to read in its entirety as follows: “the net earnings of such other corporation available for interest and property retirement appropriations (determined as provided in Article I), for any twelve consecutive calendar months during the period of eighteen calendar months immediately preceding the first day of the month in which such consolidation, merger or sale is to be made, shall have amounted in the aggregate to at least twice the amount of the annual interest charges on (i) all indebtedness secured by such liens on the properties of such other corporation which will be outstanding immediately after such consolidation, merger or sale, and (ii) all other indebtedness of such other corporation maturing more than one year from the date of creation thereof which will be outstanding immediately after such consolidation, merger or sale, in case the successor corporation shall not, simultaneously with such consolidation, merger or sale, execute and deliver to the Trustee and cause to be recorded a supplemental indenture subjecting to the lien of this Indenture all property and franchises then owned and which may thereafter be acquired by such successor corporation (other than property of the character described in the granting clauses hereof as excepted property);”

ARTICLE V

MISCELLANEOUS PROVISIONS

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

EXECUTION

IN WITNESS WHEREOF, said THE CLEVELAND ELECTRIC ILLUMINATING COMPANY has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Corporate Secretary or an Assistant Corporate Secretary, and said JPMORGAN CHASE BANK, N.A. in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Secretaries or authorized officers, all as of the day and year first above written.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By:__________________________________________
James F. Pearson, Vice President and Treasurer

Attest:

Rhonda S. Ferguson, Corporate Secretary

Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company
in the presence of

Print Name: Christine M. Weber

Print Name: Michael W. Considine

As Witnesses

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:__________________________________
Thomas J. Foley, Vice President

Attest:

Paul D. Savitsky, Vice President

Signed, sealed and acknowledged by
JPMorgan Chase Bank, N.A.
in the presence of

Print Name:

Print Name:

As witnesses

STATE OF OHIO                    )
                                                 :    ss.:
COUNTY OF SUMMIT          )

On this ___ day of November 2008, before me personally appeared James F. Pearson and Rhonda S. Ferguson, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and Treasurer and the Corporate Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                                                                          __________________________,Notary Public
                                                                                                                                               Commission Expires________________________

STATE OF NEW YORK        )
                                                 :    ss.:
COUNTY OF NEW YORK    )

On this ___ day of November 2008, before me personally appeared Thomas J. Foley and Paul D. Savitsky, to me personally known, who being by me severally duly sworn, did say that they are each a Vice President, of JPMorgan Chase Bank, N.A., that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

Francis J. Grippo
Notary Public, State of New York
Reg. No. 4522535
Qualified in Orange County
Commission Expires 9/30/2010

This instrument prepared by:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036

Schedule A

DESCRIPTION OF REAL PROPERTY

Parcel No. 1

Lakewood Substation Addition

Situated in the City of Lakewood, county of Cuyahoga, and State of Ohio and known as being part of Original Rockport Township Section 20, also known as being part of Parcel “B” of a Lot Split Map as recorded in Volume 340, Page 59 of Cuyahoga County Map Records (C.C.M.R.).

Commencing at a capped iron pin found at the intersection of the southerly right-of-way of Athens Avenue (40 feet wide) as dedicated in Volume 87, page 7 of C.C.M.R. with a westerly line of a parcel of land conveyed to Omni Lakewood LTD. By AFN 200509140880;

Thence South 00° 46’54” West, parallel with the centerline of Clarence Avenue (50 feet wide) as shown in the Parkside Allotment recorded in Volume 65, Page 20 of C.C.M.R., 180.00 feet to a P.K. nail found;

Thence North 89° 23’20” West, parallel with the centerline of Athens Avenue, as aforesaid, 3.49 feet to an iron pin set and the Principal Place of Beginning of a parcel of land herein described;

Thence South 00° 46’54” West, parallel with the centerline of Clarence Avenue, as aforesaid, 90.00 feet to an iron pin set;

Thence North 89° 23’20” West, parallel with the centerline of Athens Avenue, as aforesaid, 126.50 feet to an iron pin set in the easterly line of said Parkside Allotment;

Thence North 00° 46’54” East, along above said easterly line 90.00 feet to a capped iron pin found (Kole);

Thence South 89° 23’20” East, 126.50 feet to the Place of Beginning, be the same more or less subject to all legal highways and containing 0.2614 Acres of land according to a survey.

Performed by Louise A. Veverka P.S. 7513 dated November 27, 2005.  All iron pins set are 5/8 inch rebar and capped with yellow caps stamped “Veverka P.S. 7513”

Together with all easements, rights, privileges and appurtenances thereto, all buildings, land improvements and personal property thereon, and all of Grantor’s right, title and interest (if any) in all public ways adjoining the premises.

Bearings are based on the centerline of Athens Avenue being North 89° 23’20” west, as shown in Volume 228, Page 58 of C.C.M.R.

Parcel No. 2

Avondale Substation and Avon Plant Buffer Land

PARCEL A  (Vacated Area of Electric Blvd.)

Situated in the City of Avon Lake, County of Lorain, and State of Ohio, and known as being a part of Original Avon Township Section Number 6, and further bounded and described as follows:

Commencing at a drill hole at the intersection of the southerly right of way of Lake Road (60 feet wide), with the westerly right of way of Avondale Avenue (60 feet wide), as shown by the Vacation and Apportionment Plat recorded in Volume 84 of Plats, Page 76 of the Lorain County Records. Thence South 02°-19'-32" West, along the westerly limits of Avondale Avenue, a distance of 294.41 feet to a drill hole located at the intersection of the westerly right of way of said Avondale Avenue and the northerly limits of vacated Electric Boulevard, said point also being known as the Principle Place of Beginning of land herein intended to be described;

Thence continuing South 02°-19'-32" West, along the westerly limits of Avondale Avenue a distance of 42.48 feet to a 5/8 inch iron pin located at the intersection of the westerly right of way of said Avondale Avenue and the southerly limits of vacated Electric Boulevard.

Thence South 72°-55'-22" West, along the southerly limits of vacated Electric Boulevard a distance of 246.37 feet to a point;

Thence North 02°-21'-43" East, a distance of 42.49 feet to a point in the northerly limits of said vacated Electric Boulevard;

Thence North 72°-55'-22" East, along the northerly limits of vacated Electric Boulevard, a distance of 246.34 feet to the Principle Place of Beginning, containing approximately 9,871 sq. ft. of land be the same more or less but subject to all legal highways and easements.

PARCEL B (Vacated Area of Elberton Ave. & Part of Caldwell Ave.)

Situated in the City of Avon Lake, County of Lorain, and State of Ohio, and known as being a part of Original Avon Township Section Number 6, and further bounded and described as follows:

Commencing at a drill hole at the intersection of the southerly right of way of Lake Road (60 feet wide), with the westerly right of way of Avondale Avenue (60 feet wide), as shown by the Vacation and Apportionment Plat recorded in Volume 84 of Plats, Page 76 of the Lorain County Records. Thence South 02°-19'-32" West, along the westerly limits of Avondale Avenue, a distance of 432.41 feet to an iron pin located at the intersection of the westerly right of way of said Avondale Avenue and the northerly limits of vacated Caldwell Avenue (50 feet wide), said point also being known as the Principle Place of Beginning of land herein intended to be described;

Thence continuing South 02°-19'-32" West, along the westerly limits of Avondale Avenue a distance of 53.01 feet to a point located at the intersection of the westerly right of way of said Avondale Avenue and the southerly limits of vacated Caldwell Avenue;

Thence South 72°-55'-22" West, along the southerly limits of vacated Caldwell Avenue, a distance of 204.06 feet to an angle point in the easterly limits of vacated Elberton Avenue (40 feet wide);

Thence South 2°-21'-23" West, along the easterly limits of said vacated Elberton Avenue, a distance of 782.16 feet to point in the northerly right of way of Durrell Avenue (50 feet wide);

Thence North 87°43'24" East, along the northerly right of way of said Durrell Avenue, a distance of 40.00 feet to an iron pin;

Thence North 2°-21'-29" East, along the westerly limits of said vacated Elberton Avenue, a distance of 821.13 feet to point in the northerly limits of said vacated Caldwell Avenue (50 feet wide);

Thence North 72°-55'-22" East, along the northerly limits of said vacated Caldwell Avenue, a distance of 246.42 feet to the Principle Place of Beginning, containing approximately 43,318 sq. ft. of land be the same more or less but subject to all legal highways and easements.

PARCEL C (Vacated Area of Parkside Avenue)

Situated in the City of Avon Lake, County of Lorain, and State of Ohio, and known as being a part of Original Avon Township Section Number 6, and further bounded and described as follows:

Commencing at a drill hole at the intersection of the southerly right of way of Lake Road (60 feet wide), with the westerly right of way of Avondale Avenue (60 feet wide), as shown by the Vacation and Apportionment Plat recorded in Volume 84 of Plats, Page 76 of the Lorain County Records. Thence South 02°-19'-32" West, along the westerly limits of Avondale Avenue, a distance of 336.89 feet to an iron pin located at the intersection of the westerly right of way of said Avondale Avenue and the vacated southerly limits of Electric Boulevard (40 feet wide); Thence South 72°-55'-22" West, a distance of 376.06 feet to an angle point located in the southerly limits of said vacated Electric Boulevard and the easterly limits of vacated Parkside Avenue (40 feet wide), said point also being known as the Principle Place of Beginning of land herein intended to be described;

Thence South 2°-20"-23" West, along the easterly limits of vacated Parkside Avenue, a distance of 781.09 feet to an angle point;

Thence Noah 88°-42'-48" West, along the southerly limits of vacated Parkside Avenue, a distance of 40.01 feet to an angle point;

Thence North 2°-20"-23" East, along the westerly limits of vacated Parkside Avenue, a distance of 767.73 feet to an angle point located in the southerly limits of said vacated Electric Boulevard;

Thence North 72°-55'-22" East, a distance of 42.41 feet along the southerly limits of said vacated Electric Boulevard to the Principle Place of Beginning, containing approximately 30,976 sq. ft. of land be the same more or less but subject to all legal highways and easements.

PARCEL D (Vacated Area of Greenwood, Woodruff & Caldwell Avenues)

Situated in the City of Avon Lake, County of Lorain, and State of Ohio, and known as being a part of Original Avon Township Section Number 6, and further bounded and described as follows:

Commencing at a drill hole at the intersection of the southerly right of way of Lake Road (60 feet wide), with the westerly right of way of Avondale Avenue (60 feet wide) as shown by the Vacation and Apportionment Plat recorded in Volume 84 of Plats, Page 76 of the Lorain County Records. Thence South 02°-19'-32" West, along the westerly limits of Avondale Avenue, a distance of 432.41 feet to an iron pin located at the intersection of the westerly right of way of said Avondale Avenue and the northerly limits of vacated Caldwell Avenue (50 feet wide); Thence North 72°-55'-22" East, a distance of 63.61 feet to a point of intersection with the easterly right of way of Avondale Avenue and the northerly limits of said vacated Caldwell Avenue, said point also being known as the Principle Place of Beginning of land herein intended to be described;

Thence North 72°-55'-22" East, a distance of 562.12 feet along the northerly limits of said vacated Caldwell Avenue to a point;

Thence South 2°-18'-43" West, a distance of 53.01 feet to a point in the southerly limits of said vacated Caldwell Avenue;

Thence South 72°-55'-22" West, a distance of 95.41 feet along the southerly limits of said vacated Caldwell Avenue to an angle point at the easterly limits of vacated Woodruff Avenue (40 feet wide);

Thence South 2°-18'-43" West, along the easterly limits of said vacated Woodruff Avenue, a distance of 1025.54 feet to an angle point;

Thence North 87°-43'-24" West, along the southerly limits of said vacated Woodruff Avenue, a distance of 40.00 feet to an angle point;

Thence North 2°-18'-43" East, along the westerly limits of said Woodruff Avenue, a distance of 1011.49 feet to an angle point in the southerly limits of vacated Caldwell Avenue;

Thence South 72°-55'-22" West, a distance of 190.82 feet along the southerly limits of said vacated Caldwell Avenue to an angle point at the easterly limits of vacated Greenwood Avenue (40 feet wide);

Thence South 2°-18'-43" West, along the easterly limits of said vacated Greenwood Avenue, a distance of 948.25 feet to an angle point;

Thence North 87°-43'-24" West, along the southerly limits of said vacated Greenwood Avenue, a distance of 40.00 feet to an angle point;

Thence North 2°-18'-43" East, along the westerly limits of said vacated Greenwood Avenue, a distance of 934.20 feet to an angle point in the southerly limits of said vacated Caldwell Avenue;

Thence South 72°-55'-22" West, a distance of 191.09 feet along the southerly limits of said vacated Caldwell Avenue to an angle point in the easterly limits of said Avondale Avenue;

Thence North 02°-19'-32" East, a distance of 53.01 feet along the easterly limits of said Avondale Avenue to the Principle Place of Beginning, containing approximately 106,496 sq. ft. of land be the same more or less but subject to all legal highways and easements.